UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 4, 1999

                        FIRST OAK BROOK BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                        -------------------------------

          DELAWARE                 0-14468                  36-3220778
   (State or other jurisdiction (Commission file number)  (I.R.S. employer
         of incorporation)                                identification no.)


     1400 SIXTEENTH STREET                                       60523
      OAK BROOK, ILLINOIS                                      (Zip Code)
(Address of principal executive
           offices)

     Registrant's telephone number, including area code: (630)571-1050

                                 NOT APPLICABLE
          (Former name or former address, if changed since last year)

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ITEM 5.   OTHER EVENTS.
          ------------

     At the close of business on May 5, 1999, all of the outstanding shares of the Registrant's common stock, par value $2.00 per share, having one vote per share (the "Common Stock") were reclassified, on a one-for-one basis, into shares of the Registrant's Class A common stock, par value $2.00 per share, having one vote per share (the "Class A Common Stock"). This action was taken pursuant to the Registrant's Restated Certificate of Incorporation which was approved by the shareholders vote at the Registrant's annual meeting of shareholders held on May 4, 1999.

     As a result of the reclassification, the Class A Common Stock is now the only class of outstanding common stock of the Company and has been renamed as the "Common Stock". This stock will continue to trade on the Nasdaq Stock Market, but will trade temporarily under the symbol "FOBBD" and then, commencing May 13,1999, under the symbol "FOBB" instead of the current symbol "FOBBA". The CUSIP identification number for the newly-named Common Stock will remain the same, 335847-20-8.

     In addition to the reclassification, the shareholders also approved a series of amendments to the Company's governing documents at the May 4, 1999 annual meeting. The Company also announced that its Board of Directors adopted a Shareholder Rights Plan.

     The attached press release, which is incorporated herein by reference, provides additional information regarding the reclassification, amendments to governing documents and the Shareholder Rights Plan.

ITEM 7(C).  EXHIBITS.
            ---------

Exhibit 99 Press Release dated May 4, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                FIRST OAK BROOK BANCSHARES, INC.

Dated:  May 6, 1999             By: /s/ Rosemarie Bouman
                                    -------------------------------------------
                                    Rosemarie Bouman
                                    Vice President and Chief Financial Officer


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                               INDEX TO EXHIBITS
                               -----------------

Exhibit

99 Press Release dated May 4, 1999.


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